For the six months ended April 30, 1997.
File number : 811-07809

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule 10f-3

I.

1.   Name of Issuer
      Nationwide Financial Services, Inc.

2.   Date of Purchase
       3/5/97

3.   Number of Securities Purchased
       1,300

4.   Dollar Amount of Purchase
       $30,550

5.   Price Per Unit
       $23.5

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       First Boston

7.   Other members of the Underwriting Syndicate:

     Credit Suisse First Boston
     Merrill Lynch & Co.
     Morgan Stanley & Co.
     A.G. Edwards & Sons, Inc.
     Alex, Brown & Sons Inc.
     Bear, Sterns & Co. Inc.
     Dean Witter Reynolds Inc.
     Deutsche Morgan Grenfell
     Dillon, Read & Co., Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Dresdner Kleinwort Benson North America LLC
     EVEREN Securities, Inc.

     Furman Selz LLC
     Goldman Sachs & Co.
     J.P. Morgan Securities Inc.
     Janney Montgomery Scott, Inc.
     Ladenburg, Thalmann & Co., Inc.
     Lehman Brothers Inc.
     M. R. Beal & Company
     McDonald & Company Securities, Inc.
     Oppenheimer & Co., Inc.
     Prudential Securities Incorporated
     Ragen McKenzie Incorporated
     Raymond James & Associates, Inc.
     Saloman Brothers Inc.
     Schroder, Wertheim & Co., Inc.
     Smith Barney Inc.
     Stephens Inc.
     The Robinson-Humphrey Company, Inc.
     Utendahl Capital Partners, L.P.
     Wasserstein Perella Securities, Inc.
     WR Lazard, Laidlaw & Luther
     Invemed Associates
     Conning & Co.
     Advest, Inc.
     Sanford C. Bernstein & Co., Inc.
     Blaylock & Partners, LP
     Dain Bosworth Inc.
     Doley Securities, Inc.
     Dowling & Partners Securities, Inc.
     Fox-Pitt, Kelton, Inc.
     Neuberger & Berman LLC
     The Ohio Company
     Ormes Capital Markets, Inc.
     Paulsen Securities
     Sands Brothers & Co.
     Trilon International, Inc.




II.

1.   Name of Issuer
     Yurie Systems, Inc.

2.   Date of Purchase
       2/5/97

3.   Number of Securities Purchased
          5,000

4.   Dollar Amount of Purchase
       $60,000

5.   Price Per Unit
       $12.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Alex Brown & Sons

7.   Other members of the Underwriting Syndicate:
     Wessels, Arnold & Henderson
     Credit Suisse First Boston
     Merrill Lynch & Co.
     Morgan Stanley & Co.
     A.G. Edwards & Sons, Inc.
     Alex, Brown & Sons Inc.
     Bear, Sterns & Co. Inc.
     Dean Witter Reynolds Inc.
     Deutsche Morgan Grenfell
     Dillon, Read & Co., Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Dresdner Kleinwort Benson North America LLC
     EVEREN Securities, Inc.
     Furman Selz LLC
     Goldman Sachs & Co.
     Hambrecht & Quist LLC
     Lehman Brothers Inc.
     Merrill Lynch, Pierce, Fenner & Smith, Inc.
     Montgomery Securities
     Morgan Stanley & Co., Inc.
     Oppenheimer & Co., Inc.
     Smith Barney Inc.
     PaineWeber, Inc.
     Advest, Inc.
     Prudential Securities Incorporated
     Robertson, Stevens & Company LLC
     William Blair & Company, LLC
     Furman Selz LLC
     John G. Kinnard & Company, Incorporated
     Needham & Company, Inc.
     Soundview Financial Group, Inc.
     Van Kasper & Company
     Volpe, Welty & Company LLC